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                                                                     EXHIBIT 2.1

                            REORGANIZATION AGREEMENT

         THIS REORGANIZATION AGREEMENT, dated as of April 12, 2001, among NEWNAN COWETA BANCSHARES, INC., a Georgia business corporation (the "Holding Company"), NEWNAN COWETA BANK, a Georgia banking corporation (the "Bank"), and NEWNAN INTERIM CORPORATION, a Georgia business corporation (the "Interim Company").

                                   WITNESSETH:

         WHEREAS, the boards of directors of the Holding Company and the Bank deem it desirable and in the best interests of the Holding Company and the Bank and the shareholders of the Bank to enter into this Reorganization Agreement, and in accordance herewith for the Holding Company to acquire all of the outstanding voting stock of the Bank by means of the merger of the Interim Company into the Bank, which will thereby become a wholly-owned subsidiary of the Holding Company, in a transaction qualifying as a reorganization under ss. 368(a)(1)(A) by reason of ss. 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto have entered into this Reorganization Agreement on the following terms and conditions:

         1. MERGER. The Bank and the Interim Company shall execute the Merger Agreement attached hereto, which sets out the method, terms and conditions of the merger of the Interim Company into the Bank and constitutes the plan of merger contemplated by ss. 7-1-531(a) of the Financial Institutions Code of Georgia. On the Merger Date (as hereinafter defined) the Interim Company shall be merged into the Bank, which shall be the surviving corporation. The Interim Company will cease to exist as a separate corporation, and the Bank will continue to exist as a wholly-owned subsidiary of the Holding Company with the name "Newnan Coweta Bank." On the Merger Date all outstanding Bank common stock will be converted to Holding Company common stock as provided in Paragraph 2 hereof, and all shares of Holding Company stock issued prior to the Merger Date shall be redeemed by payment of the subscription price of such stock to the holder thereof.

         2. EXCHANGE OF HOLDING COMPANY STOCK. Each Bank shareholder, except shareholders who elect to dissent and perfect their dissenters' rights as set forth in Paragraph 5 hereof, on the Merger Date shall receive in exchange for his or her Bank common stock one share of Holding Company common stock for each share of Bank stock, par vale $5.00 per share.

         3.       ASSUMPTION BY HOLDING COMPANY OF BANK'S INCENTIVE STOCK
OPTIONS.

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                  (a)      As of the Merger Date, all rights with respect to the
Bank common stock issuable pursuant to the exercise of stock options ("Bank Options") granted by the Bank under its 2001 Incentive Stock Option Plan (the "Plan") which are outstanding on the Merger Date, whether or not such Bank Options are then exercisable, shall, subject to this section, be assumed by Holding Company in accordance with the terms of the Plan and the stock option agreement by which such Bank Options are evidenced. From and after the Merger Date, (i) each Bank Option assumed by Holding Company hereunder may be exercised solely for Holding Company common stock and (ii) the number of shares of Holding Company common stock subject to such Bank Option shall be equal to the number of shares of Bank common stock subject to such Bank Option immediately prior to the Merger Date. The per share exercise price under each such Bank Option shall not change.

                  (b) At all times after the Merger Date, Holding Company shall reserve for issuance such number of Holding Company common stock as shall be necessary to permit the exercise of Bank Options in the manner contemplated by this Agreement. At or prior to, or at the election of Holding Company within a reasonable time (not to exceed 30 days) after the Merger Date, Holding Company shall file a Registration Statement on Form S-8 (or any successor or other appropriate form) with respect to the Holding Company common stock subject to the Bank Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the Bank Options remain outstanding. Holding Company shall make any filings required under any applicable state securities laws to qualify the Holding Company common stock subject to such Bank Options for resale thereunder.

                  (c) The number of shares of Holding Company common stock subject to the Bank Options to be assumed by Holding Company hereunder and the exercise price thereof shall, from and after the Merger Date, be subject to appropriate adjustments in the event of any stock split, reverse stock split, dividend payable in Holding Company common stock, reclassification or similar distribution whereby Holding Company issues Holding Company common stock or any securities convertible into or exchangeable for Holding Company common stock without receiving any consideration in exchange therefore.

                  (d) It is intended that the foregoing assumption of Bank Options shall satisfy all the requirements under Section 424(a) of the Internal Revenue Code of 1986 (the "Code") and be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the Code. Except as otherwise provided herein, (i) the provisions of the Plan that provide for the issuance or grant of any other interest in respect of the capital stock of the Bank shall be deleted as of the Merger Date and (ii) the Bank shall take all reasonable steps to ensure that following the Merger Date no holder of Bank Options shall have any right thereunder to acquire any equity securities of the Bank.

                  (e) The Bank shall use its best efforts to procure from each holder of Bank Options, and shall deliver to Holding Company on the Merger Date, an executed acknowledgement

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of the treatment and disposition of such holder's Bank Options, as provided for under this Section 3.

         4.       ASSUMPTION BY HOLDING COMPANY OF BANK'S WARRANTS.

                  (a) As of the Merger Date, all rights with respect to the Bank common stock issuable pursuant to the exercise of stock warrants ("Bank Warrants") granted by the Bank which are outstanding on the Merger Date, whether or not such Bank Warrants are then exercisable, shall, subject to this section, be assumed by Holding Company in accordance with the terms of the warrant agreement by which such Bank Warrants are evidenced. From and after the Merger Date, (i) each Bank Warrant assumed by Holding Company hereunder may be exercised solely for Holding Company common stock and (ii) the number of shares of Holding Company common stock subject to such Bank Warrant shall be equal to the number of shares of Bank common stock subject to such Bank Warrant immediately prior to the Merger Date. The per share exercise price under each such Bank Warrant shall not change.

                  (b) At all times after the Merger Date, Holding Company shall reserve for issuance such number of Holding Company common stock as shall be necessary to permit the exercise of Bank Warrants in the manner contemplated by this Agreement. In case Holding Company shall receive a written request from holders of Holding Company common stock acquired through the exercise of Bank Warrants ("Warrant Stock") requesting that at least 20,000 shares of their Warrant Stock be registered by filing a registration statement on Form S-3 (or any successor form), then Holding Company, should it be entitled to use Form S-3, shall:

                           i) within 10 days after the receipt thereof, give written notice of such request to all holders of Bank Warrants and Warrant Stock;

                           ii) allow all holders of Bank Warrants and Warrant Stock to participate in such request by giving Holding Company written notice within 20 days of Holding Company's receipt of the initial request;

                           iii) use its reasonable efforts to cause all Warrant Stock which holders of Bank Warrants and Warrant Stock request to be registered on such form, and

                           iv) cause the offering and sale of such Warrant Stock to be qualified in such jurisdictions as the holders of such Bank Warrants or Warrant Stock may reasonably request.

Holding Company shall use its best efforts to keep such registration statement effective for a period of at least 6 months. Notwithstanding the foregoing, Holding Company's obligation to register Warrant Stock shall not apply should such Warrant Stock be available for sale to the public by Rule 144 or through other means.

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                  (c)      The number of shares of Holding Company common stock
subject to the Bank Warrants to be assumed by Holding Company hereunder and the exercise price thereof shall, from and after the Merger Date, be subject to appropriate adjustments in the event of any stock split, reverse stock split, dividend payable in Holding Company common stock, reclassification or similar distribution whereby Holding Company issues Holding Company common stock or any securities convertible into or exchangeable for Holding Company common stock without receiving any consideration in exchange therefore.

                  (d) The Bank shall use its best efforts to procure from each holder of Bank Options, and shall deliver to Holding Company on the Merger Date, an executed acknowledgement of the treatment and disposition of such holder's Bank Options, as provided for under this Section 4.

         5. SHAREHOLDER RIGHT TO DISSENT. Any shareholder of the Bank shall have the right to dissent from the reorganization and merger and obtain payment of the fair value of his or her outstanding shares of Bank stock, provided that such shareholder has not voted in favor of the reorganization and merger and complies with the provisions of ss. 7-1-537 of the Georgia Financial Institutions Code and Article 13 of Chapter 2 of Title 14 of the Georgia Business Corporation Code. The fair value of Bank shares owned by dissenting shareholders shall be paid by the Holding Company, and such stock shall be deemed to be retired.

         6. BANK STOCK CERTIFICATES. After the Merger Date each holder of certificates theretofore representing Bank stock (except Bank shareholders who have elected to dissent from the merger and have perfected their dissent in accordance with applicable law), until any such Bank stock certificate is surrendered in due course (or suitable arrangements are made for any lost, stolen or destroyed certificate according to the Bank's or Holding Company's usual procedures), (a) will be deemed to hold a certificate representing the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive; (b) will be paid any cash which such stock certificate may entitle the shareholder to receive; (c) will have any voting rights in respect of the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive; and (d) will be paid dividends or other distributions in respect of the shares of Holding Company Stock which such stock certificate may entitle the shareholder to receive.

         7. CONDITIONS TO THE REORGANIZATION. The reorganization is subject to the satisfaction of the following conditions prior to September 30, 2001:

                  (a) The Commissioner of the Georgia Department of Banking and Finance and the Board of Governors of the Federal Reserve System or its authorized delegate shall have approved the application of the Holding Company to become a bank holding company by reason of its acquisition of all of the outstanding stock of the Bank;

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                  (b)      The Commissioner of the Georgia Department of Banking
and Finance and the Federal Deposit Insurance Corporation shall have approved the merger of the Interim Company with and into the Bank;

                  (c) The holders of at least two-thirds of the issued and outstanding shares of common stock of the Bank shall have voted in favor of the reorganization and merger at a shareholders meeting called and held to act thereon;

                  (d) At the time of the mailing of the Bank's proxy statement to its shareholders and thereafter through the closing of the reorganization, the Holding Company stock to be received by Bank shareholders shall be the subject of an effective registration statement under the Securities Act of 1933 and shall be duly registered or qualified under the securities laws of all states in which such registration or qualification is required, or the Holding Company stock shall be exempt from the registration requirements of such laws; and

                  (e) The Holding Company and the Bank shall have received an opinion from Miller & Martin LLP in form and substance satisfactory to the Holding Company and the Bank to the effect that:

                           i) The merger will qualify as a reorganization under ss. 368(a)(1)(A) of the Code by reason of ss. 368(a)(2)(E) thereof;

                           ii) No gain or loss will be recognized by the holders of Bank common stock on the conversion of such stock into Holding Company common stock;

                           iii) The cost basis of Holding Company stock received in the merger by holders of Bank stock will be the same as their cost basis in the Bank stock exchanged therefor;

                           iv) The holding period of Holding Company stock received will include the period during which the Bank common stock exchanged therefor was held, provided the Bank common stock was held as a capital asset;

                           v) No gain or loss will be recognized by the Bank, the Holding Company or the Interim Company as a result of the merger; and

                           vi)      Cash received by Bank shareholders
                  exercising their dissenters' rights and receiving cash in exchange for their Bank stock pursuant to a dissenter's proceeding, will be treated as having been received as a taxable redemption of their Bak common stock under the provisions of ss. 302 of the Code.

                           vii) The assumption by Holding Company of the Bank's incentive stock options will satisfy the requirements of Section 424(a) of the Code and will not constitute a modification of such options under Section 424(h) of the Code.

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         In rendering such tax opinion Miller & Martin LLP shall be entitled to rely upon representations of officers of Bank and Holding Company reasonably satisfactory in form and substance to Miller & Martin LLP.

         8. TERMINATION. The Bank reserves the right to terminate the plan of reorganization and abandon the proposal to form a holding company at any time prior to the Merger Date, in the event of the occurrence of any one or more of the following circumstances which, in the sole judgment of the Bank's Board of Directors, makes the reorganization undesirable for the Bank and its shareholders:

                  (a) Any act, suit, proceeding or claim relating to the reorganization has been instituted before any court or administrative body or threatened to be instituted before such court or body; or

                  (b) For any other reason the consummation of the reorganization is deemed inadvisable in the opinion of the Bank's Board of Directors.

         9.       CLOSING: MERGER DATE.

                  (a) Closing. The closing of the reorganization shall take place on a date fixed by the Board of Directors of the Bank promptly after all conditions set forth in this agreement have been satisfied or waived; and

                  (b) Merger Date. The Merger Date shall be the date on which the Georgia Secretary of State issues a certificate of merger evidencing the merger of the Interim Company into the Bank.

         10. WAIVER OF CONDITIONS. At any time prior to the Merger Date any party hereto may by action of its board of directors waive compliance with any conditions to this agreement. No waiver shall be effective unless given in writing. No delay in enforcing any provision of this agreement shall constitute a waiver of such provision.

         11. AMENDMENTS. This agreement may be amended at any time prior to the Merger Date by agreement among the parties hereto approved by their respective boards of directors, provided that after the meeting of Bank shareholders called to act on the reorganization and merger no amendment changing the exchange rate for Bank stock as set out in Paragraph 2 shall be valid without having been submitted to and approved by Bank shareholders in the manner required for approval of this agreement.

         12. MISCELLANEOUS. This agreement is made under and shall be controlled by the applicable laws of the United States. In the absence of federal law or where federal law provides that state law shall be controlling, the laws of the State of Georgia shall control. The headings to the numbered paragraphs in this agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their officers thereunto duly authorized effective as of the date first above written.



                                       NEWNAN COWETA BANCSHARES, INC.



        [SEAL]



                                       By:        /s/ James B. Kimsey
                                          --------------------------------------
                                               James B. Kimsey, President



Attest:     /s/ Karen P. Duffey
       ----------------------------
        Karen P. Duffey, Secretary



                                       NEWNAN COWETA BANK



        [SEAL]



                                       By:        /s/ James B. Kimsey
                                          --------------------------------------
                                               James B. Kimsey, President



Attest:     /s/ Karen P. Duffey
       ----------------------------
        Karen P. Duffey, Secretary



                                       NEWNAN INTERIM CORPORATION



        [SEAL]



                                       By:        /s/ James B. Kimsey
                                          --------------------------------------
                                              James B. Kimsey, President



Attest:     /s/ Karen P. Duffey
       ----------------------------
        Karen P. Duffey, Secretary